UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     November 28, 2012

Athena Silver Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	_000-51808	90-0158978
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

c/o Brian Power; 2010A Harbison Drive # 312, Vacaville, CA  95687
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (707) 884-3766

_______________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

        Effective November 28, 2012, Athena Silver Corporation, a Delaware corporation (the “Company”) announced that it, together with its wholly-owned subsidiary, Athena Minerals, Inc., (“Athena Minerals”) has entered into an Amendment No. 1 to Lease and Option to Purchase dated March 11, 2010 (“Amendment”) with Bruce D. and Elizabeth K. Strachan, as Trustees under the Bruce and Elizabeth Strachan Revocable Living Trust.  A copy of the Amendment is filed herewith.

ITEM 7.01	REGULATION FD DISCLOSURE

      On November 29, 2012, Athena Silver Corporation (the “Company”) issued a press release announcing it has entered into an agreement with the Strachan Family Trust, owners of the Langtry patented claims,  to amend the terms of the original lease/option that was executed in March, 2010.   A copy of the press release is attached hereto.

ITEM 9.01:     EXHIBITS

(c)	Exhibit

Item	Title

10.1	Amendment No. 1 to Lease and Option to Purchase
99.1	Press Release dated November 29, 2012

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Athena Silver Corporation

Date: _November 29, 2012_	By: __/s/ John C. Power______ John C. Power Chief Executive Officer/Director

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